SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported)
                         March 4, 1996


                     EXCEL INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)



Indiana                   1-8684                35-1551685
(State of         (Commission File Number)    (I.R.S. Employer
incorporation)                                Identification No.)


1120 North Main Street                         46514
Elkhart, Indiana                               (Zip Code)
(Address of principal executive offices)





Registrant's telephone number, including area code (219) 264-2131



                               N/A
  (Former name or former address, if changed since last report)


Item 5.  Other Events.

     On March 4, 1996, the registrant signed a definitive agreement pursuant to which it has agreed to purchase all the common shares of Anderson Industries, Inc., a Rockford, Illinois holding company whose main asset is Atwood Industries, Inc., an automotive and recreational vehicle OEM supplier. The two companies have signed a definitive purchase agreement, and subject to the expiration of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the transaction is expected to close in late March or early April 1996. The purchase price is $57,836,000 in cash and five-year warrants for 381,000 Excel common shares exercisable at $13.25 per share.

Item 7.   Financial Statements and Exhibits

     Exhibit 99 - Press Release

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EXCEL INDUSTRIES, INC.

Date:   March 5, 1996


                              By:   /s/ Joseph A. Robinson
                              Joseph A. Robinson, Secretary,
                              Treasurer and Chief Financial Officer

                          EXHIBIT INDEX

Exhibit                                                Page
Number                Description                      Number

Exhibit
99                    Press Release